As filed with the Securities and Exchange Commission on July 1, 1999.

                                                 Registration No. 333-76271
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              BANCWEST CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                     99-0156159
-------------------------------------        ----------------------------------
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

        999 Bishop Street
        Honolulu, Hawaii                                    96813
-------------------------------------        ----------------------------------
      (Address of Principal                              (Zip Code)
       Executive Offices)

                   SIERRA TAHOE BANCORP 1996 STOCK OPTION PLAN

                   SIERRA TAHOE BANCORP 1998 STOCK OPTION PLAN

       CALIFORNIA COMMUNITY BANCSHARES CORPORATION 1993 STOCK OPTION PLAN

             CONTINENTAL PACIFIC BANK 1990 AMENDED STOCK OPTION PLAN

     SIERRAWEST BANCORP DIRECTORS DEFERRED COMPENSATION AND STOCK AWARD PLAN

                            (Full title of the plan)

                                                            Copy to:
        WILLIAM E. ATWATER, ESQ.
Senior Vice President and General Counsel             RODNEY R. PECK, ESQ.
          BancWest Corporation                    Pillsbury Madison & Sutro LLP
            999 Bishop Street                             P.O. Box 7880
            Honolulu, Hawaii                         San Francisco, CA 94120
             (808) 525-7000                              (415) 983-1000
     ------------------------------              ------------------------------
      (Name, address and telephone
      number, including area code,
          of agent for service)


                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------

     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                 Registered                   per Share              Offering Price                    Fee
------------------------------------------------------------------------------------------------------------------------------


Sierra Tahoe Bancorp 1996 Stock Option Plan
   Common Stock                  138,535 (2)                  (1)                   (1)                             (1)

Sierra Tahoe Bancorp 1988 Stock Option Plan
   Common Stock                  123,185 (2)                  (1)                   (1)                             (1)

California Community Bancshares Corporation 1993 Stock Option Plan
   Common Stock                  21,156 (2)                   (1)                   (1)                             (1)

Continental Pacific Bank 1990 Amended Stock Option Plan
   Common Stock                   4,629 (2)                   (1)                   (1)                             (1)

SierraWest Bancorp Directors Deferred Compensation and Stock Award Plan
   Common Stock                  10,000 (2)               $38.34 (3)            $383,400 (3)                    $106.59 (3)

(1) Not applicable.  All filing fees payable in connection with the registration of these  securities  were paid with the initial filing with the Securities and Exchange Commission of the Registration  Statement on Form S-4 (Registration No. 333-27671), filed on
April  14,  1999,  being  amended  by this  post-effective amendment.

(2) There is also being registered hereunder such additional undetermined number of shares of the Registrant's Common Stock as may be  required as a result of stock dividends,  stock splits, or other similar adjustments of the Registrant's outstanding Common
Stock.

(3) Estimated in accordance  with Rule 457(h) and Rule 457(c) of the  Securities Act of 1933  solely for the purpose of calculating the registration fee as follows: $383,400 or 10,000 shares of Common Stock based on a price of $38.34 per share, the average of the high and low trading prices of the Common Stock of the Registrant on the consolidated reporting system on June 25, 1999.



        INTRODUCTORY STATEMENT NOT FORMING PART OF REGISTRATION STATEMENT

     BancWest Corporation ("Registrant") hereby amends its Registration Statement on Form S-4 (Registration No. 333-76271) filed on April 14, 1999, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to an aggregate of 297,505 shares of Common Stock of the Registrant (the "Shares"). The Shares to be registered hereunder are issuable by the Registrant pursuant to options or obligations to issue shares assumed by the Registrant pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 25, 1999 (the "Agreement"), among the Registrant, Bank of the West and SierraWest Bancorp. Such options or obligations were originally granted under (i) the Sierra Tahoe Bancorp 1996 Stock Option Plan, (ii) the Sierra Tahoe Bancorp 1998 Stock Option Plan, (iii) the California Community Bancshares Corporation 1993 Stock Option Plan, as amended and restated March 19, 1996, (iv) the Continental Pacific Bank 1990 Amended Stock Option Plan, and (v) the SierraWest Bancorp Directors Deferred Compensation and Stock Award Plan (the "Directors Plan"), each as amended to date (collectively, the "Plans"). Pursuant to the Agreement, SierraWest Bancorp will be merged (the "Merger") with and into Bank of the West, a wholly-owned subsidiary of the Registrant. Options to purchase SierraWest Bancorp Common Stock granted under the Plans and outstanding immediately prior to the completion of the Merger shall become options to purchase the Common Stock of the Registrant at the effective time of the Merger and any obligations to issue shares of the Common Stock of SierraWest Bancorp to any directors shall become obligations to issue shares of the Common Stock of the Registrant.

         Pursuant to its Registration Statement on Form S-4, Registrant registered 4,624,004 shares of its Common Stock, representing the number of shares of its Common Stock issuable in connection with the Agreement in exchange for SierraWest Bancorp Common Stock, assuming exercise of all then outstanding options to purchase SierraWest Bancorp Common Stock. The designation of this Post-Effective Amendment No. 1 as Registration No. 333-76271 denotes that this Post-Effective Amendment No. 1 relates only to an aggregate of 297,505 shares of Common Stock of the Registrant issuable to any director under the Directors Plan or issuable upon conversion of options granted under the Plans listed above and that this is the first post-effective amendment to the Form S-4.


                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

     The document(s) containing the information specified in Part I of Form
S-8 will be provided to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Certain Documents by Reference.
-------  ------------------------------------------------

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ending March 31, 1999;

     (3) All other reports of the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1998;

     (4) The description of the Registrant's Common Stock contained in the Registration Statement (and past and future amendments thereto, including without limitation the Registrant's Form 8-A filed on October 30, 1998) for such stock filed under Section 12 of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.
-------     --------------------------

         Not applicable.

Item 5.     Interests of Named Experts and Counsel.
-------     ---------------------------------------

         Not applicable.

Item 6.     Indemnification of Directors and Officers.
-------     ------------------------------------------

         The Registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides for the indemnification of officers and directors of a Delaware corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding. Article X of the Registrant's Amended and Restated Bylaws provides for indemnification of directors and officers under certain circumstances. The Registrant has purchased a standard liability policy, which, subject to any limitations set forth in the policy, indemnifies the Registrant's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error, or omission committed while serving in their official capacity. Banque Nationale de Paris, the holder of 100% of the Class A Common Stock of the Registrant, has agreed to indemnify the persons who serve as Class A Directors of the Registrant (who are elected by the holder of the Class A Common Stock) under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding by reason of the fact that the person is or was a Class A Directors.

Item 7.    Exemptions from Registration Claimed.
-------    -------------------------------------

         Not applicable.

Item 8.    Exhibits.
------     ---------

5.1        Opinion of Pillsbury Madison & Sutro LLP.

23.1       Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.2       Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1-24.20 Powers of Attorney

Item 9.    Undertakings.
-------    -------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with
              respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on June 30, 1999.

                               BANCWEST CORPORATION


                               By    /s/ HOWARD H. KARR
                                 --------------------------------------
                                   Name:   Howard H. Karr
                                   Title:  Executive Vice President and
                                           Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on June 30, 1999, by or on the behalf of the following persons in the capacities indicated with the registrant.

        Signature                                    Title
        ---------                                    -----


               *                       Chairman, Chief Executive Officer and
-----------------------------------
        Walter A. Dods, Jr.            Director (Principal Executive Officer)


        /s/  HOWARD H. KARR            Executive Vice President and Chief
-----------------------------------    Financial Officer (Principal Financial
        Howard H. Karr                 and Accounting Officer)



               *                       Director
----------------------------------
        Jacques Ardant


               *                      Director
----------------------------------
        John W. A. Buyers


               *                      Director
----------------------------------
        Dr. Julia Ann Frohlich


               *                      Director
----------------------------------
        Robert A. Fuhrman


               *                      Director
----------------------------------
        Paul Mullin Ganley


               *                      Director
----------------------------------
        David M. Haig

        Signature                          Title
        ---------                          -----

            *                             Director
----------------------------------
        John A. Hoag


            *                             Director
----------------------------------
        Bert T. Kobayashi, Jr.


            *                             Director
----------------------------------
        Michel Larrouilh


            *                             Director
----------------------------------
        Vivien Levy-Garboua


            *                             Director
----------------------------------
        Yves Martrenchar


            *                             Director
----------------------------------
        Dr. Fujio Matsuda


            *                             Director
----------------------------------
        Don J. McGrath


            *                             Director
----------------------------------
        Rodney R. Peck


            *                             Director
----------------------------------
        Joel Sibrac


            *                             Director
----------------------------------
        John K. Tsui


            *                             Director
----------------------------------
        Jacques Henri Wahl


            *                             Director
----------------------------------
        Fred C. Weyand


            *                             Director
----------------------------------
        Robert C. Wo

* By Power of Attorney

           Signature                       Title
           ---------                       -----


      /s/  HOWARD H. KARR                 Attorney-in-Fact
------------------------------------
           Howard H. Karr

INDEX TO EXHIBITS
-----------------


Exhibit
-------
Number                        Exhibit
-----                         -------

 5.1           Opinion of Pillsbury Madison & Sutro LLP.

23.1           Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.2           Consent of Pillsbury Madison & Sutro LLP (included in
               Exhibit 5.1).

24.1-24.20     Powers of Attorney